ASSET PURCHASE AND SERVICES AGREEMENT


ASSET PURCHASE AND SERVICES AGREEMENT ( Agreement ), dated June 30, 1997, among BMC Software, Inc., a Delaware corporation ( BMC ), BMC Software (Cayman) LDC, a Cayman unlimited liability company ( BMC Cayman ) or its assignee (collectively, the Buyers ), Sento Technical Innovations, Corporation, a Utah corporation (the
 Seller ), the principal stockholders of Seller as set forth on the signature page hereto (the Seller Stockholders ), Australian Software Innovations (Services) Pty. Ltd. ACN 050-053-355, a limited company organized under the laws of Australia (the Optionee ) and Eng Lee ( Lee ).

WHEREAS, Buyers have agreed to purchase, and Seller has agreed to sell to Buyers, the Products (as such term is defined below) and related Assets (as such term is defined below) and Seller and Buyers desire to enter into this Agreement to set forth the terms and conditions upon which Buyers agree to purchase from Seller, and Seller agrees to sell to Buyers, such Products and related Assets.

WHEREAS, Seller has an option (the Option ) to purchase the Products and certain of the Assets pursuant to the terms of an Option Agreement by and among Seller and Optionee (the Option Agreement ) and will exercise such option prior to the Closing Date (as such term is defined below).

     In consideration of the mutual agreements contained herein, the parties agree as follows:

ARTICLE I.     DEFINITIONS.

     The following terms, when set forth with their initial letter capitalized, shall have the corresponding meanings set forth below:

      Affiliate  shall have the meaning set forth in Section 6.03.

      Assets shall mean the Assignable Distribution Agreements, the Assignable Licenses, the Products and all books and records, contracts, customer lists and trial backlogs relating thereto.

      Assignable Distribution Agreements shall mean those distribution agreements that may be assigned to Buyers without third party consent, or for which such consent has been obtained, and that are not terminated prior to Closing (as hereinafter defined) pursuant to Section 6.04 hereof.

      Assignment  shall mean an assignment in the form of Exhibit A.

      Assignable Licenses shall mean those Licenses that may be assigned to Buyers without the licensee s consent or for which such consent has been obtained.

      Assumed Obligations  shall have the meaning set forth in Section 2.01(c).

      Assumption  shall mean an assumption agreement in the form of Exhibit B.

      Bill of Sale shall mean a bill of sale in the form of Exhibit C covering those Assets not described in the Assignment.

      Buyers Accounts Receivable shall mean the accounts receivable of Buyers for the following third-party fees:

     a. except as provided in Section 8.04, license fees for Licenses invoiced after the Closing Date; and

     b. maintenance, enhancement or support fees collected on or after the Closing Date under the Licenses relating to the Products.

      Closing and Closing Date shall have the corresponding definitions set forth in Section 2.03.


      Closing Payment  shall have the meaning set forth in Section 2.02.

      Confidential Information shall mean any data or information that is competitively sensitive and not generally known by the public.

      Copy or Copies shall include, without limitation, any copy, translation, prior draft, revision, or other tangible embodiment from which the work in question or any work derived therefrom, or any portion of any of them, may be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine or device, or any portion thereof in possession of Seller.

      Distribution Agreements  shall have the meaning set forth in Section
6.04(c).

      Damages  shall have the meaning set forth in Section 12.02.

      Default shall mean, as to any party to this Agreement, a default by such party in the performance of any of its material obligations hereunder and the continuation of such default for a period of 15 days after notice if Seller (in the case of a default by Buyers) or Buyers (in the case of a default by Seller, Optionee, Lee or the Seller Stockholders) shall thereafter notify such defaulting party in writing that a Default has occurred.

      Documentation shall have the general meaning customary in the software industry. It specifically includes, without limitation, all information and materials relating to the Products. The term particularly includes, by way of example and not of limitation:

          (a) any and all existing listings of the Source Code and/or Object Code of any program, routine, and subroutine comprising any portion of the Products, together with all Copies of any of them;

          (b) any and all existing descriptions of the designs, formulae, methods, and algorithms embodied in any portion of the Products, together with all Copies of any of them; and

          (c) all other existing design notes, flow charts, logic diagrams, coding charts, manuals, specifications, instructions, annotations, technical and engineering data, laboratory studies, and benchmark test results used or produced in the development of the Products, together with all Copies of any of them.

      Escrow Account shall mean a joint signature bank account, at Texas Commerce Bank, National Association, which shall be covered by the terms and conditions of this Agreement.

      Escrow Amount shall mean the $1,400,000 to be paid into the Escrow Account at Closing, as provided in Section 2.02.

      Excluded Obligations  shall have the meaning set forth in Section 2.01(c).

      Intellectual Property Rights means those intangible legal rights or interests representing or embodied in (a) any idea, design, concept, technique, invention, discovery, or improvement, and proprietary information, regardless of patentability, including but not limited to patent applications, trade secrets, and know-how; (b) any work of authorship, regardless of copyrightability, but including copyrights, mask works and any moral rights recognized by law; and (c) any other similar rights, in each case on a worldwide basis.

      Licenses shall mean all licenses of the Products between Seller and third-party end-user customers.

      Object Code shall have the general meaning customary in the software industry. By way of illustration of this general meaning, the object code of a computer program comprises a machine-readable sequence of instructions stored in electronic form, e.g., on a floppy disk or magnetic tape, as a sequence of ones and zeros.

      Pending Transactions  shall have the meaning set forth in Section 8.04.

      Products shall mean the computer software products owned by Seller or to be acquired by Seller from Optionee which are known as the SYSMON/Open
Aviator,   LOGMON/Control Tower  and  FLIGHTLOG/ASI-Accounting  products and further described in Schedule 6.01(a) hereto, including, without limitation:
(a) any and all related patents and patent applications, patent rights, inventions, discoveries and improvements, patent licenses, processes and formulae, trade secrets, proprietary technical information, trademarks, trade names, labels and other trade rights, copyrights, design documents and conceptions, and any and all rights to any of the foregoing, (b) all original works of authorship comprising the Source Code and Object Code of the Products,
(c) all original works of authorship comprising Documentation concerning the installation, customization, modification, use and maintenance of such Products and (d) all Copies in the possession of Seller or Optionee of the works of authorship and other materials described in (a) through (c) above.

      Purchase Price shall mean the aggregate purchase consideration specified in Section 2.02.

      Retained Distribution Agreements shall mean those Distribution Agreements that are not assigned by Seller to Buyers at the Closing and which Buyers do not assume pursuant to this Agreement until such Distribution Agreements are assigned to Buyers or terminated.

      Retained Licenses shall mean all Licenses that are not assigned by Seller to Buyers at the Closing and which Buyers do not assume pursuant to this Agreement until such Licenses are assigned to Buyers or terminated.

      Source Code shall have the general meaning customary in the software industry. By way of illustration of this general meaning, the source code of a computer program comprises a series of statements in an English-like high-level computer language or in a relatively low-level language such as the assembly language for a particular computer language in question.

      Sub-Licenses shall mean all sub-licenses of the Products heretofore entered between distributors of Seller and third-party end-user customers described on Schedule 6.04(a).

      Tax or Taxes means any income, gross income, gross receipts, profits, capital stock, franchise, business, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, occupation, service, sales, use, license, lease, transfer, import, export, value added, goods and services, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any domestic or foreign governmental entity or political subdivision thereof, and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing.

      Tax Return or Tax Returns shall mean all tax returns, declarations of estimated tax and tax reports relating to any Tax, including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding tax returns and information returns.

      Trade Secret shall mean the whole or any part of any scientific or technical information, design process, procedure, formulae, data processing technique, computer program or improvement that is valuable and secret (in the sense that it is not generally known to competitors of Seller). To the extent consistent with the foregoing, Trade Secrets include, without limitation, the specialized information and technology embodied in computer program material, including Source Code, Object Code, Documentation and other program and system designs, that provide Seller with an advantage over its competitors with respect to the Products.

ARTICLE II.    TRANSFER OF ASSETS.

     2.01.     ASSETS TO BE SOLD AND LIABILITIES TO BE ASSUMED.

          (a) Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell, convey, assign, transfer and deliver the following: (i) all right, title and interest in and to the Products, the Assignable Distribution Agreements, the Assignable Licenses, the Buyers Accounts Receivable and all other Assets, subject to the exceptions listed in sub-paragraph (b) of this Section 2.01, to BMC Cayman, and (ii) all right, title and interest in and to the distribution rights to the Products in the United States to BMC.

          (b) Such sale, conveyance, assignment, transfer and delivery will be effected, at the Closing by delivery by Seller to Buyers of the duly executed Assignment, Bill of Sale and such other good and sufficient instruments of conveyance and transfer as shall be reasonably necessary to vest in Buyers good, valid and marketable title to the Assets, free and clear of all claims, liens and encumbrances (whether absolute, accrued, contingent or otherwise) except for: (i) all rights under the Distribution Agreements; (ii) all rights under the Licenses; (iii) all rights under the Sub-Licenses and (iv) the exceptions set forth on Schedule 2.01(b).

          (c) At the Closing, Buyers shall assume the liabilities and obligations arising from the acts and omissions of Buyers under the Assignable Distribution Agreements and Assignable Licenses after the Closing (the Assumed Obligations ), by delivery to Seller of the duly executed Assumption. The Assumed Obligations are the only liabilities and obligations being assumed by Buyers at the Closing, provided; however, that: in the event any Retained Distribution Agreements or Retained Licenses are assigned to Buyers subsequent to the Closing, all obligations of the Seller under any such Retained Distribution Agreements or Retained Licenses shall thereafter be considered Assumed Obligations for purposes of this Section 2.01. Except as specifically set forth in the preceding sentences, Buyers shall neither assume nor agree to pay, perform or discharge, and Seller shall solely retain and be responsible for paying and discharging, all liabilities and obligations occurring or arising under Licenses and Distribution Agreements prior to the Closing and all other liabilities and obligations of Seller, whether disclosed, undisclosed, direct, indirect, absolute, contingent, secured, unsecured, accrued or otherwise. Except as specifically set forth in this paragraph, Seller shall solely retain and be responsible for paying, discharging and performing all liabilities or obligations of any nature of Seller (absolute, accrued, contingent or otherwise) that arose, existed or accrued on or prior to the Closing or that arise out of, or result from, any act or omission or alleged act or omission of Seller or its employees or agents or subcontractors, on or prior to the Closing. The liabilities and obligations not being assumed by Buyers are hereinafter collectively called
     the  Excluded Obligations.   Seller shall utilize all reasonable efforts
     that may be necessary to prevent any person, firm or governmental authority from having recourse against any of the Assets or against Buyers as transferee thereof, with respect to the Excluded Obligations at the Closing. For the avoidance of doubt, any sales or other transfer tax arising out of the sale of the Assets to Buyers shall be the sole responsibility of Seller, and Seller shall indemnify and hold Buyers harmless from and against any liability arising from or relating to any claim of non-payment or underpayment of the same.

     2.02. CONSIDERATION. Subject to the terms and conditions of this Agreement, in reliance on Seller s, Seller Stockholders , Optionee s and Lee s representations, warranties and agreements contained herein, and in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery of the Assets, Buyers will deliver or cause to be delivered to Seller at the Closing, as payment for the aforesaid sale, conveyance, assignment, transfer and delivery of the Assets, the following consideration:

          payment, by federal funds bank wire transfers or bank checks as determined by Seller, in its sole discretion, of an amount equal to $2,450,000 to be paid by BMC for distribution rights to the Products in the United States and of an amount equal to $4,550,000 to be paid by BMC Cayman for all remaining Assets (together, the Purchase Price ), which shall be payable as follows: $5,600,000 (the Closing Payment ) to Seller or as directed by Seller and $1,400,000 to the Escrow Account.

     2.03. CLOSING. The closing of the transactions contemplated by this Agreement will take place at 10:00 a.m. local time at BMC, 2101 CityWest Boulevard, Houston, Texas, on the 10th day of July, 1997 or such other time as may be agreed to by Buyers and Seller. The location of the Closing may be changed to such other place as Buyers and Seller may mutually agree upon in writing. The date on which the closing actually occurs is hereinafter referred
to as the  Closing Date.   The closing shall be effective as of the close of
business on the Closing Date (the closing, when so effective, the  Closing ).

     2.04. DELIVERY BY SELLER. At or prior to the Closing, Seller will deliver to Buyers the following, in form and substance reasonably satisfactory to Buyers:

          (a)  the duly executed Assignment;

          (b) the duly executed Bill of Sale if any Assets are not covered by the Assignment;

          (c) a true and complete copy of all promotional and sales materials used in marketing the Products;

          (d)  physical delivery of the Products, including without limitation,
     (a) all Copies of Source Code, including any enhanced or modified versions,
     (b) all Documentation, including flow charts, program procedures and descriptions, procedures for maintenance and modification and testing data in Seller s possession and (c) all physical Copies of the Products in Seller s, Optionee s or Lee s possession; PROVIDED, HOWEVER, that Seller and Optionee shall retain subsequent to the Closing sufficient copies of the Source Code, the Object Code and such Documentation as reasonably necessary to permit Seller and Optionee to perform the obligations under this Agreement to be performed subsequent to the Closing under Sections
     9.05 and 9.06. Seller and Optionee shall immediately return all Source Code, Object Code and Documentation to Buyers upon satisfaction of the obligations under Sections 9.05 and 9.06.

          (e) lists of all customer prospects and current customers for the Products, including output of Seller s sales database;

          (f)  the certified resolutions referred to in Section 4.02 hereof;

          (g) the opinion of counsel to Seller, dated the Closing Date, substantially in the form of Exhibit D hereto;

          (h)  an amended and updated Schedule 6.04(a);

          (i) an accounting showing all of Buyers Accounts Receivable as of the Closing Date;

          (j) a true and complete executed copy of all documentation relating to the Option Agreement; and

          (k) all other documents, instruments and writings reasonably required to be delivered by Seller at or prior to the Closing pursuant to this Agreement.



     2.05 DELIVERY BY BUYERS. At or prior to the Closing, Buyers will deliver to Seller or the Escrow Account, the following, in form and substance reasonably satisfactory to Seller:

          (a)  the Closing Payment referred to in Section 2.02 hereof;

          (b)  the Escrow Amount referred to in Section 2.02 hereof;

          (c)  the duly executed Assumption;

          (d) all other documents, instruments and writings reasonably required to be delivered by Buyers at or prior to the Closing pursuant to this Agreement.

ARTICLE III.   RELATED MATTERS.

     3.01.     INFORMATION.

          (a) ACCESS PENDING THE CLOSING. Prior to the Closing, Seller will provide Buyers and their counsel, accountants and other representatives reasonable access during normal business hours with copies of Seller s contracts, commitments and records and other business and financial information that relate to the Products.

          (b) ACCESS AFTER THE CLOSING. Subsequent to the Closing, Seller will permit Buyers and their representatives to have reasonable access to, and to examine and make copies of, all invoices, records, Licenses, contracts, commitments, records and other business and financial information that relate to the Assets.

          (c) RECORD RETENTION. For a period of three (3) years after the Closing, Buyers, Seller and Optionee each agree that prior to the destruction or disposition of any Licenses, contracts and commitments that relate directly to the Assets, each party shall provide not less than 30 nor more than 60 days prior written notice to the others of any such proposed destruction or disposal. If a recipient of such notice desires to obtain any of such documents, it may do so by notifying the other party in writing at any time prior to the scheduled date for such destruction or disposal. Such notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of such documents. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the requesting party.

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER STOCKHOLDERS.

     Seller and Seller Stockholders (solely with respect to Sections 4.02 and 4.03) hereby, jointly and severally, represent, warrant and covenant to Buyers that:

     4.01. ORGANIZATION, ETC. Seller is a corporation duly organized, validly existing and in good standing under the laws of Utah. Seller has the full corporate power and authority to conduct its business as currently conducted and to own, operate or lease the property and assets it purports to own, operate and hold. Seller has the requisite power and authority to enter into, execute and deliver this Agreement and related instruments or agreements to which it is a party and to carry out the transactions contemplated hereby on its part.

     4.02. AUTHORITY. The execution and delivery of this Agreement, the Assignment, the Bill of Sale, and any other conveyances or agreements contemplated hereby and the effectuation of the transactions contemplated hereby and by the Option Agreement have been duly authorized by all necessary corporate action of Seller. Seller will deliver to Buyers at the Closing complete and correct copies, certified by its secretary, of the resolutions duly and validly adopted by its Board of Directors, evidencing such authorization (which resolutions will not have been modified, revoked or rescinded in any respect prior to, and will be in full force and effect at, the Closing). No other corporate act or proceeding on the part of Seller or Seller Stockholders is necessary for the due and valid authorization of this Agreement or the transactions contemplated hereby and by the Option Agreement. When executed by Seller and Seller Stockholders, this Agreement will constitute and the Option Agreement currently constitutes the valid and binding obligation of Seller and Seller Stockholders enforceable against each in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors rights and equitable remedies generally.

     4.03. NO VIOLATION. Neither the execution and delivery of this Agreement nor the effectuation by Seller of the transactions contemplated hereby or by the Option Agreement (a) will violate any statute or law, or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, or (b) will violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets, under any term or provision of (i) the incorporation and organizational documents of Seller, or (ii) any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller or any of its assets or properties, may be bound or affected, which violation, conflict or default would cause a material adverse effect on the business, prospects or condition (financial or otherwise) of Seller. Except for filings, consents, approvals or authorizations which will have been made or obtained or actions which will have been taken at or prior to the Closing, no filing with, or consent, approval, authorization or action by, any governmental authority is required in connection with the execution and delivery by Seller of this Agreement or the effectuation by it of the transactions contemplated herein or in the Option Agreement.

     4.04. LITIGATION. There are no actions, suits or proceedings by or against Seller at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority and, to the best of the knowledge of Seller, no judgment, order or decree of any such court or other governmental agency has been entered against or served on Seller which would have a material adverse effect on the business prospects or condition (financial or otherwise) of Seller.

     4.05. SUFFICIENCY OF CAPITAL. Seller now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage, is now, and after giving effect to the transactions contemplated by this Agreement will be, solvent and able to pay its debts as they mature, now owns property whose fair saleable value is greater than the amount required to pay its debts and will not be rendered insolvent by the transactions contemplated by this Agreement or the Option Agreement.

     4.06. COMPLIANCE WITH LAW. Seller has conducted its business in accordance with all material applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over Seller and which could have a material adverse effect on Buyers s interest in the Assets. Seller has received no notification of any asserted present or past failure by Seller to comply with such laws, rules or regulations in connection with its business and operations or in connection with the Assets.

     4.07. TAXES. Seller has filed all Tax Returns for periods ending on or before Closing and paid all Taxes now due for periods covered by such returns and in respect of all periods through the date hereof. No material deficiencies have been proposed or assessed against Seller by federal, state or local tax authorities that remain unpaid.

     4.08. FINANCIAL STATEMENTS. Seller has delivered to Buyers its audited consolidated financial statements as of and for the period ended March 31, 1997 as set forth in its most recent annual report on Form 10-KSB (the Financial


Statements ). Except as set forth in the Financial Statements, Seller has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which in the aggregate are material to the condition (financial or otherwise) of Seller.

     4.09. DISTRIBUTION AGREEMENTS. Except as set forth on Schedule 6.04(c), all Assignable Distribution Agreements may be terminated at will by Buyers without any payment to the respective distributor.

     4.10. STATE SALES TAX. No Tax will be imposed on Buyers by the State of Utah as a result of the transfer of tangible personal property to Buyers.

ARTICLE V.     REPRESENTATIONS AND WARRANTIES OF OPTIONEE AND LEE.

     Optionee and Lee, jointly and severally, hereby represent, warrant and covenant to Buyers that:

     5.01 ORGANIZATION, ETC. Optionee is a limited company duly organized, validly existing and in good standing under the laws of Australia. Optionee has the full corporate power and authority to conduct its business as currently conducted and to own, operate or lease the property and assets it purports to own, operate and hold. Optionee has the requisite power and authority to enter into, execute and deliver this Agreement and related instruments or agreements to which it is a party and to carry out the transactions contemplated hereby on its part.

     5.02. AUTHORITY. The execution and delivery of this Agreement and the effectuation of the transactions contemplated hereby and by the Option Agreement have been duly authorized by all necessary corporate action of Optionee. Optionee will deliver to Buyers at the Closing complete and correct copies, certified by its secretary, of the resolutions duly and validly adopted by its Board of Directors and stockholders, evidencing such authorization (which resolutions will not have been modified, revoked or rescinded in any respect prior to, and will be in full force and effect at, the Closing). No other corporate act or proceeding on the part of Optionee is necessary for the due and valid authorization of this Agreement or the transactions contemplated hereby and by the Option Agreement. Each of this Agreement and the Option Agreement constitute the valid and binding obligation of Optionee and Lee enforceable against each in accordance with their terms except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors rights and equitable remedies generally.

     5.03. NO VIOLATION. Neither the execution and delivery of this Agreement nor the effectuation by Optionee and Lee of the transactions contem-plated hereby or by the Option Agreement (a) will violate any statute or law, or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, or (b) will violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets, under any term or provision of (i) the incorporation and organizational documents of Optionee, or
(ii) any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Optionee is a party or by which Optionee or any of its assets or properties, may be bound or affected, which violation, conflict or default would cause a material adverse effect on the business, prospects or condition (financial or otherwise) of the Optionee. Except for filings, consents, approvals or authorizations which will have been made or obtained or actions which will have been taken at or prior to the Closing, no filing with, or consent, approval, authorization or action by, any governmental authority is required in connection with the execution and delivery by Optionee of this Agreement or the effectuation by it of the transactions contemplated herein or in the Option Agreement.

     5.04 TITLE.    As of the date hereof, Optionee has good, valid and
marketable title to all of the Assets and all interests therein, and none of the


Assets nor any interest therein is, except as set forth in Schedule 6.01(b), or at the Closing will be, subject to any mortgage, pledge, lien, security interest, sale agreement, encumbrance, claim or charge, license (other than the exceptions described in Section 2.01 (b) hereof), lease or other obligation of any kind, whether accrued, absolute, contingent or otherwise.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER, SELLER STOCKHOLDERS, OPTIONEE AND LEE.

     Seller, Seller Stockholders, Optionee and Lee hereby, jointly and severally, represent, warrant and covenant to Buyers that:~
                                                          _

     6.01.     ASSETS; SOFTWARE PRODUCTS.

          (a) Schedule 6.01(a) describes in full all software and software products, both generally available and under development (in all stages of development), that are included in Seller s or Optionee s software business relating to any of the Products.

          (b) At the Closing, Seller will have, good, valid and marketable title to all of the Assets and all interests therein, and none of the Assets nor any interest therein is, except as set forth in Schedule 6.01(b), or at the Closing will be, subject to any mortgage, pledge, lien, security interest, sale agreement, encumbrance, claim or charge, license (other than the exceptions described in Section 2.01 (b) hereof), lease or other obligation of any kind, whether accrued, absolute, contingent or otherwise. At the Closing, Seller will have, complete and unrestricted power and the unqualified right to sell to Buyers and to assign, transfer and deliver to Buyers, and upon consummation of the transactions contemplated by this Agreement, Buyers will acquire, good, valid and marketable title to the Assets, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind (other than the exceptions described in Section 2.01(b) hereof).

          (c) Schedule 6.01(c) sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Products. In no instance has the eligibility of the Products for protection under applicable copyright laws been forfeited to the public domain by omission of any required notice or any other action.

          (d) The Source Code for the Products has at all times been maintained in strict confidence and the only individuals or entities who have access to such Source Code are set forth on Schedule 6.01(d) or Schedule 6.01(e). Except as set forth on Schedule 6.01(d) or Schedule 6.01(e), all of such individuals or entities are parties to written nondisclosure agreements.

          (e) Schedule 6.01(e) sets forth all individuals and entities, including employees, agents, consultants and contractors who have contributed to or participated in the conception and development of the Products. Except as set forth on Schedule 6.01(e), all of such individuals are parties to written nondisclosure agreements reasonably protecting the Confidential Information and Trade Secrets included in the Products.
     Except as set forth on Schedule 6.01(e), all of Seller s and Optionee s employees listed on Schedule 6.01(e) have executed instruments of assignment in favor of Seller or Optionee as assignee of all tangible and intangible property thereby arising.

          (f) Except as set forth on Schedules 6.01(d) and (e), Seller has not provided any Copies of the Products or of Documentation to any third parties other than pursuant to the Distribution Agreements or Licenses and other than evaluation Copies provided to potential customers, and, except as set forth on Schedule 6.01(d), all such evaluation Copies have been provided in Object Code only.

          (g) Neither Seller nor Optionee has taken any action to cause any of the Products or Trade Secrets related to the Products to enter the public domain and Optionee has not failed to take any actions, the failure of which would have caused, or has directly caused, the Products or any Trade Secrets to enter the public domain. Seller has not entered into or executed any previous agreement of sale, license, lease or similar transactions, other than the Distribution Agreements or Licenses, pursuant to which a party other than Seller has acquired or may acquire rights to the Products that conflict with the provisions of this Agreement.

          (h) Schedule 6.01(h) contains a complete list of software libraries, compilers and other third-party software used in the development of the Products and all license agreements for the use of such software by Seller and, if such software is not licensed, the basis of the use of such software by Seller. All use of each such software program by Seller has been in full compliance with the respective license agreement or right of use listed on Schedule 6.01(h).

     6.02. DOCUMENTATION OF SOURCE CODE. All of the Source Code includes all commentary or explanation that may be reasonably necessary to render such materials understandable and usable by a trained computer programmer skilled in client/server Unix operating systems monitoring. The Documentation also includes any programs (including compilers), workbenches, tools and higher level (or proprietary ) language used for the development, maintenance, and the implementation of the software programs.

     6.03. PATENTS, TRADEMARKS, TRADE NAMES, ETC. Schedule 6.03 delivered in connection herewith contains an accurate and complete description of all patents, trademarks, trade names, assumed names, copyrights, technology, and processes, and all applications therefore, currently owned or held by Seller, Optionee or their Affiliates that relate to the Products. For the purposes of this Agreement, the term Affiliate shall mean any individual or entity controlling, controlled by or under common control with the subject referenced. The Products, the use thereof by Seller and the use, license, sale or lease of the Products, or of any part thereof, or of any Copy, or of any part thereof, do not and will not infringe on, or contribute to the infringement of, any copyright, trade secret, patent right or trademark of any third party in either the United States or any foreign country. No person or entity has asserted a claim that the use, license, sale or lease of the Products, or any part thereof, infringes or contributes to the infringement of any patent claim, copyright or trade secret right of any third party in either the United States or any foreign country, and Seller is not aware of any basis for any such claim. The Assignment will assign all such patents, trademarks, trade names, assumed names, copyrights, Trade Secrets and similar rights, and all applications with respect to any thereof, will be duly executed and, if required to be filed, will be in form suitable for filing.

     6.04.     LICENSES, TRIALS, CONTRACTS AND COMMITMENTS.

          (a) Schedule 6.04(a) sets forth a complete and accurate list of each License of the Products entered into by Seller or Optionee and their respective Distributors as of the date hereof. Schedule 6.04(a) details which License is not an Assignable License and which licenses are license agreements between Seller and the licensee and which are sub-licenses between a Distributor and an end-user licensee. Except as set forth on
     Schedule 6.04(a), Seller has provided accurate and complete copies of such Licenses to Buyers.

          (b) Seller and Optionee are currently conducting Trials with respect to the Pending Transactions (as hereinafter defined) with respect to the Products, all of which are being conducted or have been delivered in connection with Seller s or Optionee s standard published pricing and their discount structure, as applicable.

          (c) Schedule 6.04(c) sets forth all agency, marketing or distribution agreements that obligate Seller or Optionee to provide or support the


     Products or that grant any right to sell, relicense, market or distribute the Products (the Distribution Agreements ).

          (d) Seller is not in material default, nor is there any basis for any valid claim of material default, under any License and, in particular, Seller has not taken any action that would cause, or failed to take any action, the failure of which would cause, the Source Code of the Products to be released from escrow. Schedule 6.04(d) summarizes material pending customer complaints known to Seller relating to the Products as of the Closing Date.

     6.05. NO MISLEADING STATEMENTS. This Agreement and the information and schedules referred to herein, when taken together, do not include any untrue statement of material fact and do not omit to state any material fact necessary to make the statements contained herein and therein not misleading.

     6.06. NO BROKERAGE FEES. None of Seller, Seller Stockholders, Optionee or Lee or any of their respective Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

ARTICLE VII.   REPRESENTATIONS AND WARRANTIES OF BUYERS.

     Buyers hereby jointly and severally, represent, warrant and covenant to Seller, the Seller Stockholders, Optionee and Lee that:

     7.01. ORGANIZATION. BMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BMC Cayman is a Cayman unlimited liability company duly organized, validly existing and in good standing under the laws of the Cayman Islands. Each of the Buyers has the requisite corporate power and authority to carry on its business as presently conducted and the requisite power and authority, to enter into, execute and deliver this Agreement, the Assumption and related instruments or agreements to which it is a party and to carry out the transactions contemplated hereby and thereby.

     7.02. AUTHORITY. The execution and delivery of this Agreement, the Assumption and any agreements contemplated hereby and the effectuation by Buyers of the transactions contemplated hereby and thereby have been duly authorized by the respective Boards of Directors of the Buyers. No other corporate act or proceeding on the part of Buyers or their stockholders is necessary to authorize this Agreement, or the transactions contemplated hereby. When executed by the Buyers, this Agreement will constitute the valid and binding obligation of each of the Buyers, enforceable against each in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors rights and equitable remedies generally.

     7.03. NO VIOLATION. Neither the execution and delivery of this Agreement nor the Assumption nor the effectuation by Buyers of the transactions contemplated hereby (a) will violate any statute or law, or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, or (b) will violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, any term or provision of (i) the incorporation and organizational documents of BMC or BMC Cayman or (ii) any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which either of the Buyers is a party or by which either of the Buyers or any of their assets or properties may be bound or affected. Except for filings, consents, approvals or authorizations which will have been made or obtained or actions which will have been taken at or prior to the Closing, no filing with, or consent, approval, authorization or action by, any governmental authority is required in connection with the execution and delivery by Buyers of this Agreement or the effectuation by them of the transactions contemplated herein.



ARTICLE VIII.  OTHER OBLIGATIONS OF THE PARTIES.

     8.01. CONDUCT OF BUSINESS OF SELLER AND OPTIONEE PENDING THE CLOSING. Seller and Optionee agree that from the date hereof until the earlier of the Closing or termination of this Agreement as herein provided, except as otherwise specifically permitted by this Agreement or unless otherwise consented to by Buyers in writing, which consent Buyers will not withhold unreasonably:

          (a) Seller and Optionee shall not enter into any licenses or other contracts respecting the Products except in the ordinary course of business in accordance with their respective standard published pricing and discount structure.

          (b) Seller and Optionee shall not take any action that would, or fail to take any action the failure of which would, cause directly or indirectly any of the Products or Trade Secrets to enter the public domain or that could otherwise adversely affect the Products or Trade Secrets.

          (c) Seller and Optionee shall not in any way dispose of or encumber the Assets or any right relating thereto.

          (d) Except as contemplated by this Agreement, neither Seller nor Optionee will, directly or indirectly (through a representative or otherwise), solicit, or furnish information to, any prospective buyers, commence negotiations with any other party or enter into any agreement with any other party concerning the sale of the Assets or of Seller or Optionee or of any part of Seller or Optionee (other than assets not included in the Assets).

          (e) Seller and Optionee will use their best efforts to preserve their exclusive rights to use their trademarks, trade names, service marks and similar rights and to preserve as secret all of their Trade Secrets respecting the Products.

     8.02. CONSENTS. Seller and Optionee will use their reasonable efforts to obtain, prior to the Closing, the consent of each licensee under each License (other than Assignable Licenses) to the assignment of such Licenses to Buyers at the Closing. All such consents will be in writing and executed counterparts thereof will be delivered to Buyers at the Closing.

     8.03 CONDUCT OF DUE DILIGENCE BY BUYERS. Buyers shall use all diligent efforts to conduct and conclude a due diligence investigation of the Assets by no later than ten (10) business days after the date of this Agreement. Seller and Optionee will cooperate with such review and will provide Buyers and their agents reasonable access to the Products immediately following the date of this Agreement.

     8.04 SALES DURING TRANSITION PERIOD. Buyers and Seller agree that Seller may close the sales of the Products during the first 90 days after the Closing Date to the sales prospects listed on Schedule 8.04 at the prices and in the quantities consistent with those indicated on Schedule 8.04 (the Pending Transactions ) using Seller s standard form of license and terms, including discount premiums. Buyers and Seller agree that during the 90 day period following the Closing Date, Seller will receive a commission on sales of the Products to those sales prospects listed on Schedule 8.04 based on the following payment scale: (i) for sales made during the first 30 days after the Closing Date, Seller shall receive a 90% commission; (ii) for sales made during the second 30 days after the Closing Date, Seller shall receive a 80% commission; and (iii) for sales made during the third 30 days after the Closing Date, Seller shall receive a 70% commission. In addition, Buyers and Seller agree that during the 90 day period beginning 90 days after the Closing Date, Seller shall receive a 60% commission on revenues received by Buyers from sales of Products utilized in conjunction with the DEC PolyCenter Capacity Planning Product.

ARTICLE IX.    COVENANTS OF SELLER, OPTIONEE AND LEE.



     9.01. NONCOMPETITION. Each of Seller, Optionee and Lee and their respective Affiliates covenant and agree that, for a period of three years from and after the Closing Date, it shall not (i) compete with Buyers, directly or indirectly, whether individually or as owner, stockholder, member, director, agent, consultant, employee, independent contractor or otherwise, of any corporation, partnership, proprietorship or other business organization or association, in the development or marketing of any computer software program that performs or is intended to perform functions substantially similar to any of those performed by the Products at Closing or (ii) offer employment to, or induce or attempt to induce any director, officer, employee, agent, or customer, supplier or lessor of BMC or its subsidiaries to terminate such position or relationship with BMC or its subsidiaries. Notwithstanding anything to the contrary contained herein, Seller and Lee and their respective Affiliates shall not be prohibited from (x) making minority, passive investments in companies whose securities are publicly traded and that compete with Buyers or any of their assigns or (y) marketing computer software programs that perform or are intended to perform functions substantially similar to existing Enlighten and COS/MANAGER software products currently distributed by Seller. Seller and Lee acknowledge that this covenant not to compete is ancillary to the sale of certain assets of Seller s and Lee s businesses from which Seller and Lee will receive good and valuable financial consideration, is reasonably necessary to protect the Assets being acquired by Buyers and does not impose an undue or unreasonable hardship upon Seller, Optionee or Lee. If, however, any portion of this covenant is found by a court of competent jurisdiction to be unreasonable, Seller, Optionee and Lee agree that the covenant shall be reformed by the court whereby it is reasonable and, as reformed, shall be enforced by the court prospectively.

     Notwithstanding the foregoing, it is hereby agreed that any performance by Seller, Optionee or Lee of their obligations required under this Agreement, including without limitation, all obligations under the Retained Distribution Agreements or Retained Licenses or under Section 9.05 hereof shall not be considered a default of this Section 9.01. The parties agree that $750,000 of the consideration payable to BMC is allocable to this noncompetition covenant.

     9.02. CONFIDENTIALITY. Subsequent to the Closing, Seller, Optionee and Lee agree to keep secret and not, without the prior written consent of Buyers, use or disclose to any third party any Confidential Information or Trade Secrets relating to the Products.

     9.03. ADDITIONAL DOCUMENTS RELATING TO PROPRIETARY RIGHTS AND TITLE. Seller, Optionee and Lee shall execute, without additional consideration from Buyers, any and all additional and proper copyright, patent and trade secret documents reasonably requested by Buyers, including, without limitation, copyright registration applications, patent applications, recordation documents and/or conveyance documents reasonably necessary for the purposes of protecting Buyers s rights in and to the Products or perfecting Buyers s right, title and interest to the Assets.

     9.04 RETAINED DISTRIBUTION AGREEMENTS AND RETAINED LICENSES. Seller shall observe all provisions of, and perform all of its obligations under, the Retained Distribution Agreements and Retained Licenses, including, but not limited to, the performance of its product maintenance obligations, in a manner reasonably satisfactory to the respective distributor and licensee. Seller shall request the consent of the distributor and/or licensee under any Retained Distribution Agreement or Retained License to the transfer or assignment thereof to Buyers. If such consent is not obtained or if an attempted assignment thereof would be ineffective or would affect the rights of Seller thereunder such that Buyers would not in fact receive all such rights, Seller and Buyers shall enter into any arrangements reasonably necessary to provide (a) for Buyers, the benefits thereunder, including, but not limited to, the economic benefits accruing post-Closing to the licensor under the Retained Distribution Agreements or Retained Licenses and the enforcement of the benefit of Buyers or any and all rights of the licensor against the distributor/licensee thereto arising out of breach or cancellation by such other party or otherwise, and (b) for Seller, the performance of all of the obligations of the licensor thereunder.

     9.05 POST-CLOSING MAINTENANCE. Seller, Optionee and Lee shall provide maintenance and support services for the Products in accordance with the maintenance and support services plan set forth in Schedule 9.05 for a period of six months following the Closing Date; provided, however, that Buyers may, upon giving written notice to Seller, reduce such six-month period to any shorter period selected by Buyers . Buyers shall make appropriate arrangements to provide timely access to the Source Code of the Products as necessary to performance by Seller, Optionee and Lee of their obligations under this Agreement. Seller, Optionee and Lee covenant that the services they will provide pursuant to this Section 9.05 will conform in all material respects to the descriptions and specifications therefor set forth in Schedule 9.05.
Seller, Optionee and Lee covenant that they will perform the services required under this Section 9.05 in a professional manner with due diligence and good faith. Buyers will pay to Seller, in consideration of Seller, Optionee and Lee s performance of these services, 100% of any maintenance fees received by Buyers during the period in which Seller, Optionee and Lee are providing these services. Buyers will invoice, bill and collect fees in connection with all maintenance services after the Closing Date.

     9.06 INTEGRATION OF PRODUCTS. Seller or Optionee shall provide three of the leading developers of the Products, the names of whom are set forth on
Schedule 9.06, to Buyers in Houston for a period of six months following the Closing Date to work full-time on the integration of the Products with BMC s PATROL systems management software product as set forth on Schedule 9.06.
Buyers shall have the option of extending such services for an additional six months at the cost of $50,000 per month with the understanding that if Buyers elect to extend such services for the additional six months, Buyers shall pay a completion bonus of $15,000 per individual to each of the three developers listed on Schedule 9.06. Seller and Optionee covenant that the services they will provide pursuant to this Section 9.06 will conform in all respects to the descriptions and specifications therefor set forth in Schedule 9.06. Seller and Optionee covenant that they will perform the services required under this
Section 9.06 in a professional manner with due diligence and good faith. In the event any of the persons listed on Schedule 9.06 becomes an employee of BMC within the period ending six months after the completion of the integration services, BMC shall pay Seller $25,000 per individual so employed.

     9.07 BUYERS ACCOUNTS RECEIVABLE. On and after the Closing Date, Seller shall remit to Buyers, every three months following the Closing Date, all payments of Buyers Accounts Receivable received by Seller. Buyers shall notify all of its customers (other than those under the Retained Distribution Agreements and Retained Licenses) immediately after the Closing all payments of maintenance and other amounts shall thereafter be made to Buyers rather than Seller.

     9.08 EXERCISE OF OPTION. Seller shall exercise the Option pursuant to the Option Agreement and complete the purchase of the Assets prior to July 9, 1997.

     9.09 U.K. DISTRIBUTION AGREEMENT. Seller and Optionee shall enter into an arrangement with Software Innovations Ltd. providing for the termination of the exclusive distribution or licensing rights of Software Innovations Ltd. with respect to the Products, including any and all rights under the Marketing Rights Agreement between Optionee and Software Innovations Ltd. dated December 7, 1989 and the renewal thereof dated September 9, 1994.

ARTICLE X.     CONDITIONS TO BUYERS  OBLIGATIONS.

     Except as may be waived by Buyers, the obligations of Buyers are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     10.01. DUE DILIGENCE. Buyers shall have completed the due diligence investigation contemplated by Section 8.03 to their reasonable satisfaction.


     10.02. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Seller, Seller Stockholders, Optionee and Lee in this Agreement, and the statements contained in the Exhibits and Schedules annexed hereto or in any instrument, list, certificate or writing delivered by Seller, Optionee and Lee pursuant to this Agreement, shall have been true in all material respects when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for any changes permitted by the terms of this Agreement or consented to by Buyers in writing.

     10.03 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, or assets of Seller, or in the Assets.

     10.04. PERFORMANCE. Each of Seller, Optionee and Lee shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them, prior to or at the Closing.

     10.05. CONSENTS; LEGALITY. All approvals of applications to public authorities (federal, state or local, domestic or foreign), other than consents to assignment of any License under which a governmental agency is licensee, and all necessary corporate and shareholder action of Seller, if any, the granting or performing of which are necessary, in the reasonable opinion of Buyers, for the consummation of the transactions contemplated hereby shall have been obtained and no such approval or action shall contain any condition which materially adversely affects or will materially adversely affect the Assets or the operations, business or prospects related to the Assets.

     10.06.    LITIGATION

          (a) There shall be no order, decree or injunction of a court of competent jurisdiction, including without limitation the entry of a preliminary or permanent injunction, that (i) prevents or delays the performance by Buyers, Seller, Optionee or Lee of their respective obligations hereunder or (ii) would impose any material limitation on the ability of Buyers effectively to exercise full rights of ownership of the Assets and the goodwill associated therewith.

          (b) No action, suit or proceeding before any court or any governmental or regulatory authority shall be pending against Buyers, Seller or Lee challenging the validity or legality of the transactions contemplated by this Agreement or the Option Agreement.

     10.07. OPTION CLOSING. Seller shall have exercised the option to purchase from Optionee the Assets and the purchase and sale of the Assets by Seller shall have been completed.

ARTICLE XI. CONDITIONS TO SELLER S, SELLER STOCKHOLDER S, OPTIONEE S AND LEE S OBLIGATIONS.

     Except as may be waived by Seller, the obligations of Seller, Seller Stockholders, Optionee and Lee under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     11.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Buyers in this Agreement shall be true in all material respects when made and at and as of the Closing Date as though such represen-tations and warranties were made at and as of such date, except for any changes permitted by the terms of this Agreement or consented to by Seller in writing.

     11.02. PERFORMANCE. Buyers shall have performed and complied with all agreements, obligations and conditions required by this Agreement to so be performed or complied with by them prior to or at the Closing.


     11.03.    LITIGATION.

          (a) There shall be no order, decree or injunction of a court of competent jurisdiction, including without limitation the entry of a preliminary or permanent injunction, which prevents or delays the performance by Buyers, Seller Stockholders, Seller, Optionee or Lee of their respective obligations hereunder.

          (b) No action, suit or proceeding before any court or any governmental or regulatory authority shall be pending against Buyers, Seller Stockholders, Seller, Optionee or Lee challenging the validity or legality of the transactions contemplated by this Agreement or the Option Agreement.

ARTICLE XII.   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS.

     12.01.    SURVIVAL OF REPRESENTATIONS.

          (a) The representations, warranties, covenants and agreements of the parties contained in Articles IV, V, VI and IX and in this Article XII of this Agreement or in any writing delivered pursuant to such sections shall not terminate at, but rather shall survive, the Closing and shall terminate on the third anniversary of the Closing Date.

          (b) All such representations, warranties, covenants and agreements shall survive as to any claim or demand made prior to their termination date until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or by a court of competent jurisdiction.

          (c) The representations, warranties, covenants and agreements of the parties contained in Article VII of this Agreement shall terminate at and shall not survive the Closing Date.

     12.02. INDEMNIFICATION. Subject to Section 12.04, each of Seller, the Seller Stockholders, Optionee and Lee (each, an Indemnifying Party ) shall, severally and jointly (except with respect to the representations, warranties and covenants contained in Articles IV and V hereof, severally and NOT jointly), indemnify and hold harmless Buyers and their directors and officers, and each other person, if any, who controls Buyers within the meaning of the Securities Act ( Controlling Persons ) in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) (collectively, Damages ) reasonably incurred by Buyers, any of their directors, officers or Controlling Persons in connection with each and all of the following:

          (i) any misrepresentation or breach of any warranty made by the Indemnifying Parties in this Agreement or in any schedule, exhibit, certificate or other instrument contemplated by this Agreement; and

          (ii) the breach of any covenant, agreement or obligation of the Indemnifying Parties contained in this Agreement or any other instrument contemplated in this Agreement.

     In addition, each of Seller and Optionee, severally and not jointly, shall indemnify, defend and hold harmless Buyers from and against all Damages resulting from the following:

          (i) its liabilities or obligations (whether absolute, accrued, contingent or otherwise) that are not Assumed Obligations as defined in
     Section 2.01(c);

          (ii) any taxes relating to its operations prior to the Closing Date;
     and

          (iii) the noncompliance by it with the provisions of any applicable bulk sales, fraudulent conveyance or other similar law for the protection of its creditors.

     12.03     CLAIMS FOR INDEMNIFICATION.

          (a)  Whenever any claim shall arise for indemnification under this
     Article XII, the party asserting the claim for indemnification (the Indemnified Party ) shall promptly describe such claim in a written notice
     ( Notice of Claim ) to the party from which indemnification is sought (the
      Indemnifying Party ) and, when known, specify the facts constituting the basis for such claim and the amount or an estimate of the amount of such claim. Each Notice of Claim shall (A) be signed by a proper representative of the Indemnified Party, (B) contain a description of the claim,
     (C) specify the amount of such claim, and (D) state that, in the opinion of the signer thereof, such Notice of Claim is valid under the terms of this
     Article XII and is being given by the Indemnified Party in good faith.

               (i) Without limiting the foregoing, the Indemnified Party shall give the Indemnifying Party prompt notice of any claim for indemnification hereunder resulting from, or in connection with, any claim or legal proceeding by a person who is not a party to this Agreement ( Third Party Claim ) and, with respect to any Third Party Claim, the Indemnifying Party shall at its election, undertake and control the defense thereof by representatives reasonably satisfactory to the Indemnified Party and the Indemnifying Party. However, the Indemnified Party shall have the right to participate in any such defense of a Third Party Claim with advisory counsel of its own choosing at its own expense. In the event the Indemnifying Party, within a reasonable time after notice of any Third Party Claim, fails to defend, the Indemnified Party shall have the right diligently to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, the Indemnifying Party, at the expense and risk of the Indemnifying Party to the extent of its liability set forth in Article XII. The Indemnified Party, without the Indemnifying Party s written consent, shall not settle or compromise any such Third Party Claim or consent to entry of any judgment; the Indemnifying Party s consent shall be conditioned, among other matters, on the giving by the claimant or the plaintiff to the Indemnified Party, an unconditional release from all liability in respect of such Third Party Claim. Notwithstanding any provision herein to the contrary, failure of the Indemnified Party to give any notice of any Third Party Claim required by this Article XII shall not constitute a waiver of the Indemnified Party s right to indemnification or a defense to any claim by the Indemnified Party hereunder unless the Indemnifying Party is materially adversely affected by such failure.

               (ii) the Indemnifying Party, without the Indemnified Party s written consent, shall not settle or compromise any Third Party Claim against the Indemnifying Party or consent to the entry of any judgment that does not include as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnifying Party an unconditional release from all liability with respect to such Third Party Claim.

     12.04 EXTENT AND MANNER OF INDEMNIFICATION. Seller shall have no indemnification obligation under this Agreement with respect to any Damages that exceed in the aggregate the total consideration received by Seller pursuant to this Agreement. Seller Stockholders, Optionee and Lee, collectively, shall have no indemnification obligation under this Agreement with respect to any Damages that exceed in the aggregate $3.5 million, such obligation to be allocated among the Seller Stockholders, Optionee and Lee as set forth on SCHEDULE 12.04. All indemnification hereunder shall be effected first by the release of funds from Escrow Account and, for claims in excess of the Escrow Amount, by payment of cash or delivery of a certified cashier s check in the amount of the indemnification liability. Buyers agree to use commercially reasonable efforts to pursue each of Seller, Optionee and Lee for satisfaction of any indemnification claims hereunder before approaching the Seller Stockholders.

     12.05     EXCLUSIVE REMEDY.  Subsequent to Closing, the provisions of this
Article XII shall provide the exclusive monetary, but not injunctive, remedy of Buyers for any breach of this Agreement.

     12.06     ESCROW.

          (a) Buyers and Seller agree that the Escrow Amount shall be placed in escrow with Buyers at Texas Commerce Bank, National Association, for a period beginning on the Closing and ending on the 24-month anniversary of the Closing, to be disbursed solely upon the joint signatures of the Buyers and Seller, all as set forth below, provided that one-half of the Escrow Amount shall be disbursed to Seller automatically on the 12-month anniversary of the Closing. Disbursements from the Escrow Amount shall be made for the payment of amounts, if any, needed to satisfy the indemnification rights of the Buyers pursuant to Article XII hereof.

          (b) The Escrow Amount or the appropriate portion thereof shall be disbursed to Buyers during the period ending on the 24-month anniversary of the Closing at any time or from time to time, upon the Buyers, giving Seller a Notice of Claim unless Seller delivers a Notice of Objection (as hereafter defined) in accordance with the procedures described in this
     Section 12.06.  Such Notice of Claim must be for a specified amount.

          (i)  Seller may give the Buyers written notice ( Notice of Objection )
     (A) attaching a copy of such Notice of Claim, (B) stating that, in the good faith opinion of the Seller, the claim described in such Notice of Claim is invalid (either in whole or in specified part) under the terms of Article XII hereof, (C) giving the reasons for the alleged invalidity, and (D) stating that, based on such alleged invalidity, the Seller objects to the payment of any portion of the Escrow Amount to the requesting party on account thereof. In the event that a Notice of Objection alleges that a Notice of Claim is only partially invalid, the Seller, within 30 days of the receipt of such Notice of Claim, may agree to pay over to the Buyers that portion of the amounts specified in such Notice of Claim as to which no objection is made. The Seller is not required to agree to make any payments to Buyers in respect of a Notice of Claim that has been objected to in a Notice of Objection given to Buyers as aforesaid except (X) as provided in the immediately preceding sentence, or (Y) in accordance with an order of any arbitration panel initiated by any of the parties hereto pursuant to paragraph ii below.

          (ii) Buyers and Seller agree to submit to final and binding arbitration any and all disputes Seller has specified in a Notice of Objection or Buyers have specified in a Notice of Claim to which the Seller has not responded within 30 days of receipt of such Notice of Claim. Any such dispute subject to arbitration in accordance with the American Arbitration Association rules.

          (c) The Escrow Account shall be terminated on the 24-month anniversary of the Closing Date; PROVIDED, HOWEVER, that the Escrow Account may continue beyond such 24-month anniversary, if Buyers have asserted indemnification claims, and any such claims remain unsatisfied (but only to the extent necessary to satisfy such unsatisfied claims). Upon termination of the Escrow Account, all remaining amounts therein that constitute the Escrow Amount and that have not been paid or are not properly payable to third parties, or to Buyers pursuant hereto, shall be disbursed to Seller along with all interest that has accrued on the Escrow Amount during the period ending 24 months after the Closing.

ARTICLE XIII.  TERMINATION OF AGREEMENT.

     13.01. TERMINATION. This Agreement may be terminated prior to the Closing, or, if an earlier date is expressly provided below, on or prior to such earlier date:

          (a)  by the mutual written consent of the Buyers and Seller; or

          (b) by the Seller or Buyers, upon written notice from the terminating party to the other party, if the terminating party s conditions to Closing shall not have occurred on or before the 10th day of July, 1997;

     13.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Buyers or Seller as provided in Section 13.01 hereof, this Agreement shall forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Buyers or Seller, except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder.

ARTICLE XIV.   MISCELLANEOUS.

     14.01. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder will be in writing or sent by facsimile transmission and will be deemed to have been duly given upon receipt, addressed as follows:

          If to Buyers, to:   BMC Software, Inc.
                         2101 CityWest Boulevard
                         Houston, Texas  77042
                         Attn:  M. Brinkley Morse, Vice President

          If to Seller, to:   Sento Technical Innovations, Corporation
                         311 North State Street
                         Orem, Utah 84057
                         Attn:  Robert K. Bench, President

          If to Optionee      Eng Lee
          or Lee to:          Managing Director
                         Australian Software Innovations (Services) Pty. Ltd. Level 3, 51 Rawson Street
                         Epping NSW 2121
                         Australia

     14.02. GOVERNING LAW. This Agreement is entered into under, and shall be governed for all purposes by, the internal laws of the State of Texas as if made and entered into between two residents of that state. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and U.S. federal courts located in the State or county in which the defendant has its principal place of business or, if an individual, his or her residence.

     14.03. COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


     14.04. ENTIRE AGREEMENT. This Agreement and the documents referred to herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     14.05. FURTHER ACTION. Each of the parties hereto shall use such party s best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

     14.06. EXPENSES. Each of the parties hereto shall bear such party s own expenses in connection with this Agreement and the transactions contemplated hereby.

     14.07. CAPTIONS. The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Seller and Buyers as of the date first above written.


BMC SOFTWARE, INC.                      SENTO TECHNICAL INNOVATIONS, CORPORATION

By: ___________________________         By: ______________________________
Name:     M. Brinkley Morse                 Name:Robert K. Bench
Title:    Vice President, General Counsel   Title:President


BMC SOFTWARE (CAYMAN) LDC               SELLER STOCKHOLDERS

By:____________________________         ____________________________________
Name:                                   Gary B. Godfrey
Title:
                                        _____________________________________
                                        Douglas D. Yates

                                        _____________________________________
                                        Jeffrey L. Webster

                                        ______________________________________
                                        Brian W. Braithwaite

                                     _____________________________________
                                     Robert K. Bench

                                     AUSTRALIAN SOFTWARE INNOVATIONS (SERVICES)
                                     PTY. LTD. ACN 050-053-355


                                   By:__________________________________
                                   Name:  Eng Lee


                                   Title:    Managing Director


                                   ENG LEE

                                   _________________________________
                                   Eng Lee

                                   ASSIGNMENT


     KNOW ALL MEN BY THESE PRESENTS that Sento Technical Innovations, Corporation, a Utah corporation (the Seller ), for good and valuable consideration to Seller in hand paid (receipt of which is hereby acknowledged), pursuant to an Asset Purchase and Services Agreement, dated as of June 30, 1997, (the Agreement ), among BMC Software, Inc., a Delaware corporation, BMC Software (Cayman) LDC, a Cayman unlimited liability company (collectively, the
 Buyers ), the Seller, the Seller Stockholders (as defined therein), Australian Software Innovations (Services) Pty. Ltd. ACN 050-053-355, a limited company organized under the laws of Australia, and Eng Lee does hereby by these presents, sell, convey, assign, transfer and deliver unto Buyers, their successors and assigns, the following:

     The entire right, title, and interest, including without limitation the right to sue and recover damages for past infringements of copyrights and the like, for the United States and all foreign countries, in and to those certain Products (as defined in the Agreement) except as described in this Assignment and Section 2.01(b) of the Agreement.

     The entire right, title, and interest, in and to those certain Assignable Licenses (as defined in the Agreement) and Assignable Distribution Agreements (as defined in the Agreement).

     Seller warrants and covenants that no assignment, grant, mortgage, license, or other agreement currently affecting the rights and property herein conveyed, other than the exceptions described in Section 2.01(b) of the Agreement has been (except as set forth in Schedule 4.03 annexed to the Agreement) made to others by the Seller nor will Seller do so after the date hereof, and that the full right to convey the same as herein expressed is possessed thereby.

     Seller covenants that it will from time to time at its expense make, assign, execute and deliver, or cause to be made, executed and delivered, such instruments, acts, consents and assurances as Buyers may reasonably request to more effectively assign, transfer to and vest in Buyers all of Seller s right, title and interest to the aforesaid property or assets being assigned, transferred and delivered hereunder and to put Buyers in possession of any such property or assets being assigned, transferred and delivered hereunder.

     To be binding on the successors and assigns of the Seller and to extend to the successors, assigns, and nominees of the Buyers.

                              Sento Technical Innovations Corp.